UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2023

US Foods Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 100, Rosemont, IL 60018

(Address of principal executive offices) (Zip Code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02. Unregistered Sales of Equity Securities.

On March 10, 2023, a holder of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of US Foods Holding Corp. (the “Company”) converted an aggregate of 161,237 shares of the Series A Preferred Stock for an aggregate of 7,600,037 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the terms of conversion of the Series A Preferred Stock set forth in the Certificate of Designations for the Series A Preferred Stock, each such share is convertible at the option of the holder at any time into a number of shares of Common Stock equal to (A) the sum of the liquidation preference for such share ($1,000) and the accrued and unpaid dividends with regard to such share divided by (B) the applicable conversion price ($21.50, subject to certain adjustments). The issuance of the 7,600,037 shares of Common Stock was exempt from registration under Section 3(a)(9) under the Securities Act of 1933, as amended, as the Series A Preferred Stock was exchanged for Common Stock by an existing security holder and no commission or other remuneration was paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: March 10, 2023	By:	/s/ Dirk J. Locascio
Name: Dirk J. Locascio
Title: Chief Financial Officer